UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT F 1934

Date of Report: November 8, 2007 Commission File Number: 333-146802

MANTRA VENTURE GROUP LTD. (Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street Vancouver, British Columbia, V6B 1H7 (Address of principal executive offices)

(604) 609 2898 Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2007 the registrant, through its wholly owned subsidiary Mantra Energy Alternatives Ltd., entered into a technology assignment agreement with 0798465 BC Ltd. whereby the registrant acquired all right and title in and to a certain invention for the electro-reduction of carbon dioxide as embodied by and described in the following patent cooperation treaty application:

Country	Serial No.	File Date	Status
PCT	PCT/CA2006/001743	10/13/2006	PCT

The technology is further described in the Description of Business contained in the registrant’s registration statement on Form SB-2 filed on October 18, 2007.

Pursuant to the agreement, the registrant agreed to grant to 0798465 BC Ltd. 40,000 restricted common shares in the registrant’s capital stock at the fair market value of $0.25 per share, and 250,000 options to purchase restricted common shares in the registrant’s capital stock at a purchase price of $0.25 per share exercisable by October 31, 2012.

There was no material relationship between the registrant or its affiliates and the seller, other than in respect of the material definitive agreement entered into.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2007 MANTRA VENTURE GROUP LTD. (Registrant) By: /s/ David Warren David Warren Chief Financial Officer